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                                                                    Exhibit 23.4


Deloitte Touche Tohmatsu
Au. Presidente Wilson 231-22(degree)                                Deloitte
20030-021 - Rio de Janeiro - RJ                                     Touche
Brasil                                                              Tohmatsu

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br



Consent of Independent Public Accountants



As Independent Public Accountants, we hereby consent to the use in this Amendment no. 1 to the Registration Statement on Form F-3 filed by Companhia Vale do Rio Doce (Registration No. 333-82136) of our report dated January 19, 2001, relating to the financial statements of Vale do Rio Doce Aluminio S.A.-ALUVALE for the years ended December 31, 2000 and 1999 which appears in such Registration Statement.



/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU
Independent Auditors

Rio de Janeiro, Brazil, February 25, 2002